UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2016

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On August 6, 2015, the Board of Directors of Sprouts Farmers Market, Inc. (the “Company”) appointed Amin N. Maredia as Chief Executive Officer and James L. Nielsen as President and Chief Operating Officer.  In connection with such appointments, the Compensation Committee of the Board of Directors approved a grant of stock options to purchase 1,200,000 and 500,000 shares of the Company’s common stock at an exercise price of $20.98 per share to Messrs. Maredia and Nielsen, respectively (the “August 2015 Options”) pursuant to the Company’s 2013 Incentive Plan (the “Plan”).  The vesting schedule of the August 2015 Options was over 12 quarters through June 30, 2018.  The August 2015 Options, taken together with other options granted under the Plan to Messrs. Maredia and Nielsen during 2015, exceeded the limit of 500,000 shares which may be granted pursuant to stock options and stock appreciation rights per calendar year to each participant under the Plan by 733,439 shares in the case of Mr. Maredia and 33,439 shares in the case of Mr. Nielsen (the “Excess Options”).  Accordingly, the Company has determined, and Messrs. Maredia and Nielsen have acknowledged, that the grants of the Excess Options were null and void.

The Compensation Committee has reaffirmed, in its business judgment, that the August 2015 Options, including the Excess Options, were an integral part of Messrs. Maredia and Nielsen’s respective compensation packages awarded in connection with their appointments and were appropriate and aligned with the interests of the Company’s stockholders.  Therefore, in order to satisfy the original intent with respect to these individuals’ compensation, on May 23, 2016, the Compensation Committee granted to Messrs. Maredia and Nielsen under the Plan options to purchase 386,496 and 33,439 shares of the Company’s common stock at an exercise price of $24.48 per share, respectively, and 215,251 and 2,601 shares of restricted common stock, respectively.

The options and shares of restricted stock granted to Mr. Maredia shall vest on a quarterly basis over a seven quarter period, beginning on December 31, 2016, and the options and shares of restricted stock granted to Mr. Nielsen shall vest on June 30, 2018.  In addition, in order to better align the compensation packages of Messrs. Maredia and Nielsen with the original intent at the time of the August 2015 compensation decisions, the Compensation Committee amended the vesting schedule of the August 2015 Options (excluding, for the avoidance of doubt, the Excess Options) to reflect, as closely as practicable, the intended vesting terms of the August 2015 Options, so that as of May 23, 2016, (1) with respect to Mr. Maredia, 300,000 of the August 2015 Options shall be fully vested, 100,000 of the August 2015 Options vest on June 30, 2016, and the remaining 66,561 of the August 2015 Options vest on September 30, 2016; and (2) with respect to Mr. Nielsen, 125,000 of the August 2015 Options shall be fully vested, 41,666 of the August 2015 Options shall vest on the last day of each of the next eight quarters beginning with June 30, 2016, and the remaining unvested 8,233 August 2015 Options shall vest on June 30, 2018.

Each individual has entered into an agreement with the Company with respect to his options and restricted stock. The form of stock option agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the form of restricted share award agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Form of Stock Option Agreement
10.2	Form of Restricted Share Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: May 25, 2016	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Stock Option Agreement
10.2	Form of Restricted Share Award Agreement